EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Seiler Pollution Control Systems, Inc. on Form S-8 of our report dated July 9, 1996, relating to the audit of the consolidated financial statements of Seiler Pollution Control Systems, Inc. for the year ended March 31, 1996, which report was included in Seiler Pollution Control System, Inc.'s Form 10-K for its fiscal year ended March 31, 1996.


                                           /s/ Schneider Downs & Co., Inc.

                                           SCHNEIDER DOWNS & CO., INC.


Columbus, Ohio
December 13, 1996